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                                                                   EXHIBIT 99(b)



PROXY                           FIRSTIER CORPORATION                      PROXY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                              _______________, 2000

         The undersigned hereby appoints Joel H. Wiens and Timothy D. Wiens, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of FirsTier Corporation, to be held on ________, ________, 2000, at _____ _.M. local time at the offices of FirsTier located at 11210 Huron Street, Northglenn, Colorado 80234, and at all adjournments thereof as follows:

         (1) Approval and adoption of the Agreement and Plan of Merger, dated as of August 23, 2000, as amended, by and among Compass Bancshares, Inc., Compass Acquisition, Inc., and FirsTier Corporation.

                  [ ]   For               [ ]   Against            [ ]   Abstain

         (2) In their discretion, upon any other business which may properly come before said meeting.

                  [ ]   Authority Withheld

         This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated ______________, 2000 is hereby acknowledged.

         THIS PROXY IS SOLICITED BY THE FIRSTIER CORPORATION BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                                       Dated                             , 2000
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                                       ----------------------------------------
                                       Signature

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                                       Signature, if held jointly, or office
                                       or title held